Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-48258, No. 333-31759, No. 333-56964, No. 333-108562, No. 333-111726) of Eastman Kodak Company of our report dated April 15, 2005 relating to the combined financial statements of Kodak Polychrome Graphics which appears in the Amendment No. 1 to Current Report on Form 8-K/A of Eastman Kodak Company dated July 1, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
June 24, 2005